                                                                   EXHIBIT 10.13


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to that certain Employment Agreement dated as of April 21, 2005 (the "First Amendment") is made as of the February 17, 2006 (the "Effective Date") by and between Open Solutions Inc. ("OSI") and Louis Hernandez, Jr. ("Hernandez").

                              W I T N E S S E T H:

WHEREAS, OSI and Hernandez are parties to that certain Employment Agreement dated as of April 21, 2005 (the "Agreement"); and

WHEREAS, OSI and Hernandez wish to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED as follows:

1. OSI and Hernandez hereby agree to replace (y) of Section 2.3 with the following:

         "(y) full vesting of any stock options and restricted stock previously granted to you, and"

2. OSI and Client hereby agree to replace Section 2.4 of the Agreement with the following:

         "For purposes of this Agreement, the term a "Change in Control" shall mean and be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities, or
         (ii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all the Company's assets."

3. Except as otherwise set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect.

4. The Agreement, as hereby amended, shall be binding upon the parties hereto, their permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this amendment effective as of the Effective Date.

LOUIS HERNANDEZ, JR.                      OPEN SOLUTIONS INC.


By    /s/ Louis Hernandez, Jr.            By    /s/ Samuel F. McKay
      -------------------------------           --------------------------------
                                                Samuel F. McKay
                                                Chairman, Compensation Committee
Date: as of February 17, 2006             Date: February 17, 2006
      -------------------------------           --------------------------------





Confidential                                                         Page 2 of 2